Exhibit 21.1
	Date of	State
Subsidiary Name	Incorporation	Incorporated	Business Purpose
Subsidiaries of BankAtlantic Bancorp, Inc.
BankAtlantic	2/1952	US	A federal savings bank which provides traditional retail and commercial banking service.
ATM Services, LLC	5/1991	Florida	Inactive
BBC Capital Trust II	10/2001	Delaware	A statutory business trust
BBC Capital Statutory Trust III	5/2002	Connecticut	A statutory business trust
BBC Captial Statutory Trust IV	9/2002	Connecticut	A statutory business trust
BBC Captial Trust V	9/2003	Connecticut	A statutory business trust
BBC Captial Trust VI	11/2002	Delaware	A statutory business trust
BBC Capital Statutory Trust VII	12/2002	Connecticut	A statutory business trust
BBC Capital Trust VIII	12/2002	Delaware	A statutory business trust
BBC Capital Trust IX	12/2002	Delaware	A statutory business trust
BBC Capital Statutory Trust X	2/2003	Connecticut	A statutory business trust
BBC Capital Trust XI	3/2003	Delaware	A statutory business trust
BBC Capital Trust XII	3/2003	Delaware	A statutory business trust
BankAtlantic Bancorp Partners, Inc.	3/1998	Florida	Inactive
TSC Holding, LLC	11/1995	Florida	Invests in tax Certificates
RB Holdings, Inc.	5/2003	New Jersey	Holding Company
Subsidiaries of RB Holdings, Inc
Ryan, Beck & Co., Inc.	1/1995	New Jersey	Investment Bankers
Ryan, Beck Management Co., Inc.	7/2003	Delaware	Provides office facilities and administrative functions to broker dealer
Subsidiaries of Ryan Beck & Co., Inc.
Ryan Beck Asset Sales, Inc.	11/1988	New Jersey	Inactive
Ryan Beck Financial Corp.	3/1983	New Jersey	Broker/dealer
Ryan Beck Planning and Insurance Agency Inc.	7/1988	New Jersey	Insurance Services
Ryan Beck Life Agency, Inc.	5/1982	New York	Insurance
Gruntal Insurance Agency, L.L.C.	3/1997	Massachusetts	Insurance
Subsidiaries of BankAtlantic
Banc Servicing Center, LLC	9/1995	Florida	Inactive
BankAtlantic Factors, LLC	1/1997	Florida	Inactive
BA Community Development Corporation	9/2004	Delaware	Makes loans to low income communities.
BA Financial Services, LLC	12/2001	Florida	Insurance and alternative investments.
BAH Corp.	12/2003	Delaware	Manages R.E.I.T.
BankAtlantic Leasing Inc.	8/1989	Florida	Inactive
BankAtlantic Mortgage, LLC	5/1991	Florida	Inactive
BankAtlantic Mortgage Partners, Inc.	6/2004	Florida	10% partner in a company that provides commercial loan processing services
BA Title Insurance Agency, Inc.	2/1971	Florida	Title Agent
Fidelity Service, LLC	10/1970	Florida	Inactive
Fidelity Tax, LLC	3/2000	Florida	Invests in tax certificates
Hammock Homes, LLC	10/1990	Florida	Takes title, manages, and disposes of BankAtlantic’s foreclosures.
FT Properties, LLC	2/1991	Florida	Takes title, manages, and disposes of property acquired through tax certificate activities.
Heartwood 11, LLC	5/1991	Florida	Takes title, manages, and disposes of BankAtlantic’s foreclosures.
Heartwood 13, LLC	5/1991	Florida	Takes title, manages, and disposes of BankAtlantic’s foreclosures.
Heartwood 14, LLC	5/1991	Florida	Takes title, manages, and disposes of BankAtlantic’s foreclosures.

Exhibit 21.1
	Date of	State
Subsidiary Name	Incorporation	Incorporated	Business Purpose
Heartwood 16, LLC	6/1992	Florida	Takes title, manages, and disposes of BankAtlantic’s foreclosures.
Heartwood 18, LLC	6/1992	Florida	Takes title, manages, and disposes of BankAtlantic’s foreclosures.
Heartwood 19, LLC	6/1992	Florida	Takes title, manages, and disposes of BankAtlantic’s foreclosures.
Heartwood 2, LLC	2/1991	Florida	Takes title, manages, and disposes of BankAtlantic’s foreclosures.
Heartwood 20, LLC	6/1992	Florida	Takes title, manages, and disposes of BankAtlantic’s foreclosures.
Heartwood 21, LLC	2/1991	Florida	Takes title, manages, and disposes of BankAtlantic’s foreclosures.
Heartwood 3, LLC	2/1991	Florida	Takes title, manages, and disposes of BankAtlantic’s foreclosures.
Heartwood 4, LLC	2/1991	Florida	Takes title, manages, and disposes of BankAtlantic’s foreclosures.
Heartwood 7, LLC	5/1991	Florida	Takes title, manages, and disposes of BankAtlantic’s foreclosures.
Heartwood 87, LLC	3/1987	Florida	Takes title, manages, and disposes of BankAtlantic’s foreclosures.
Heartwood 88, LLC	5/1988	Florida	Takes title, manages, and disposes of BankAtlantic’s foreclosures.
Heartwood 90, LLC	11/1990	Florida	Takes title, manages, and disposes of BankAtlantic’s foreclosures.
Heartwood 91, LLC	1/1991	Florida	Takes title, manages, and disposes of BankAtlantic’s foreclosures.
Heartwood 91-1, LLC	2/1986	Florida	Takes title, manages, and disposes of BankAtlantic’s foreclosures.
Heartwood 91-2, LLC	7/1987	Florida	Takes title, manages, and disposes of BankAtlantic’s foreclosures.
Heartwood 91-3, LLC	12/1985	Florida	Takes title, manages, and disposes of BankAtlantic’s foreclosures.
Heartwood 91-4, LLC	1/1986	Florida	Takes title, manages, and disposes of BankAtlantic’s foreclosures.
Sunrise Atlantic, LLC	1/1990	Florida	Invests in Tax Certificates
Palm River Development Co., Inc.	7/1999	Florida	Invests in a real estate joint venture
River Club of Vero Beach, LLC	5/2001	Florida	Real estate developer
Professional Valuation Services, LLC	10/1987	Florida	Inactive
Heartwood Holdings, Inc.	7/1988	Florida	Real estate investment trust.
Leasing Technology, Inc.	2/1998	Florida	Lease financing of vehicles and equipment.

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